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Exhibit 21

LIST OF SUBSIDIARIES

Registrant - National Service Industries, Inc.

Registrant owns all of the common stock of the following subsidiaries:
                                                                 State or Other
                                                                  Jurisdiction
                                                                of Incorporation
Subsidiary                               Principal Location     or Organization

Corisma Group, Inc.                      Atlanta, Georgia         Georgia
Lithonia Lighting Mexico,
   S.A. de C.V.                          Monterrey, Nuevo Leon    Mexico
Lithonia Lighting Products Co.
   of Arizona                            Conyers, Georgia         Arizona
Lithonia Lighting Products Co.
   of Georgia                            Conyers, Georgia         Georgia
Lithonia Lighting Products Co.
  of Nevada                              Conyers, Georgia         Nevada
National St. Louis Redevelopment
  Corporation                            Atlanta, Georgia         Missouri
NSI Holdings, Inc.                       Montreal, Quebec, Canada Canada
NSI Insurance (Bermuda) Ltd.             Hamilton, Bermuda        Bermuda
NSI Inversiones de Mexico,
  S.A. de C.V.                           Monterrey, Nuevo Leon    Mexico
NSI Leasing, Inc.                        Atlanta, Georgia         Delaware
Productos Lithonia Lighting
  de Mexico, S.A. de C.V.                Monterrey, Nuevo Leon    Mexico
Selig Company of Puerto Rico, Inc.       Atlanta, Georgia         Puerto Rico
South Insulation Co., Inc.               Atlanta, Georgia         Texas

I.A. Enterprises, Inc. which owns the    Santa Clara, California  California
stock of-
        Keplime B.V.                     Bergen op Zoom, Holland  Netherlands
        Keplime Ltd.                     London, England          United Kingdom

ZEP Europe B.V. which owns the           Bergen op Zoom, Holland  Netherlands
stock of-
        ZEP FRANCE                       Paris, France            France
        Zep Industries S.A.              Paris, France            France
        Resolve S.A.                     Paris, France            France
        Research Development Industries
          S.A.                           Paris, France            France
        Chemical Continental Industries
          S.A.R.L.                       Paris, France            France
        Zep Kem Italia S.r.l.            Rome, Italy              Italy
        Zep Cerfact S.r.l.               Rome, Italy              Italy
        Nobel Spain                      Madrid, Spain            Spain
        ZEP Belgium S.A.                 Brussels, Belgium        Belgium
        Research Development Industries
          S.A.                           Bern, Switzerland        Switzerland
        Graham International B.V.        Bergen op Zoom, Holland  Netherlands
        Kem Europa B.V.                  Bergen op Zoom, Holland  Netherlands
        Cerfact Europa B.V.              Bergen op Zoom, Holland  Netherlands
        Chemical Specialties B.V.        Bergen op Zoom, Holland  Netherlands

NUS, Inc. which owns the stock of-       Atlanta, Georgia         Delaware
        NUS Florida, Inc.                Atlanta, Georgia         Florida
        Monroe Appearance Corp.          Atlanta, Georgia         North Carolina

The consolidated financial statements include the accounts of all subsidiaries.